SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 1, 2009

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street Worcester, Massachusetts 01605
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)
Copies to: Thomas A. Rose, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Phone: (212) 930-9700 Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 1, 2009 (the “Effective Date”), Advanced Cell Technology, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Robert Lanza, the Company’s chief scientific officer since October 2007. Pursuant to the Agreement, the parties agreed as follows:

•
Robert P. Lanza will continue to serve as the Company’s chief scientific officer, for a term of two years commencing on the Effective Date, subject to earlier termination as provided therein. The term under the Employment Agreement may be extended by mutual written agreement.

•
The Company will pay Mr. Lanza a base salary of $375,000 per annum, which may be increased during the term at the sole discretion of the Company’s board of directors. The Company may also pay Mr. Lanza annual bonuses in the Company’s sole discretion.

•
The Company will recommend to the Company’s board of directors that the Company issue to Mr. Lanza restricted common stock in an amount equal to the greater of (a) 20,000,000 shares or (b) 3% of any newly authorized employee stock pool. Such issuance will be made by no later than the January 2010 meeting of the board of directors.

•	If Mr. Lanza’s employment under the Agreement is terminated by the Company without cause (as defined therein), the Company will pay Mr. Lanza severance of one year’s base salary.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering.

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated October 1, 2009, between the Company and Robert P. Lanza

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: November 17, 2009